Exhibit 99.2

Certification of
Steven J. Janusek, Chief Financial Officer
of Packaged Ice, Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended March 31, 2003 of Packaged Ice, Inc. (the “Issuer”).

I, Steven J. Janusek, the Chief Financial Officer of Issuer certify that, to the best of my knowledge:

(i)	the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: May 8, 2003

/s/ STEVEN J. JANUSEK

Steven J. Janusek

Subscribed and sworn to before me
this 8th day of May 2003.

/s/ DOUGLAS L. REEVES

Name: Douglas L. Reeves
Title: Notary Public, State of Texas

My commission expires: November 12, 2005